Consent of PricewaterhouseCoopers LLP

November 12, 1998

Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of Modis Professional Services, Inc. on Form S-3 (Reg. Nos. 333-17715, 333-18695, and 333-49505) of our report dated March 20, 1998, except for notes 15, 16 and 17, as to which the date is November 11, 1998, on our audits of the consolidated financial statements of Modis Professional Services, Inc. as of December 31, 1997 and 1996, and for each ofthe three years in the period ended December 31, 1997, which report is included in the Company's filing on From 8-K, dated November 12, 1998.

PricewaterhouseCoopers LLP




Consent of PricewaterhouseCoopers LLP

November 12, 1998

Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of Modis Professional Services, Inc. on Form S-8 (Reg. Nos. 33-99262, 333-06899, 333-15701, 333-16043, 333-30455, 333-41305, 333-49495, 333-49493, and 333-58261)
of our report dated March 20, 1998, except for notes 15, 16 and 17, as to which the date is November 11, 1998, on our audits of the consolidated financial statements of Modis Professional Services, Inc. as of December 31, 1997 and 1996, and for each ofthe three years in the period ended December 31, 1997, which report is included in the Company's filing on From 8-K, dated November 12, 1998.

PricewaterhouseCoopers LLP